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                                                                    EXHIBIT 23.6

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                         ASTORIA FINANCIAL CORPORATION


     The undersigned, John J. Conefry, Jr., hereby consents to be named as a director of Astoria Financial Corporation (the "Company") in the Registration Statement on Form S-4 (File No. 333-_____) to be filed by the Company with the Securities and Exchange Commission.


Dated:  July 9, 1998

                                             /s/ John J. Conefry
                                             ---------------------------------
                                             John J. Conefry, Jr.